November 9, 2016

RAVE Restaurant Group, Inc. Reports First Fiscal Quarter Financial Results
Pie Five Pizza Co. expands while Pizza Inn shows positive comparable store growth

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ:RAVE) today reported financial results for the first quarter of fiscal 2017 ended September 25, 2016.
First Quarter Highlights:
•	Total consolidated revenue increased 6.3% to $15.5 million compared to $14.5 million in the first quarter of fiscal 2016.
•	Pie Five comparable store retail sales decreased 14.7% from the same period of the prior year.
•	Pie Five system-wide retail sales increased 35.5%, while average weekly sales declined 12.8%, year over year.
•	Pizza Inn domestic comparable store retail sales increased 0.2% from the same period of the prior year, while total domestic retail sales decreased by 1.6%.
•
Net loss of $1.5 million was $0.9 million greater than the same quarter of the prior year primarily due to closed store expenses, lease termination costs and lower sales and financial performance by Company-owned Pie Five stores.

•	On a fully diluted basis, the loss was $0.14 per share for the first quarter of fiscal 2017, compared to a loss of $0.05 per share for the same period of the prior year.
•	Adjusted EBITDA of ($0.2) million was $0.4 million less than the same quarter of the prior year.
•	Company-owned Pie Five operating cash flow decreased $0.6 million from the same period of the prior year.
•	Net addition of four Pie Five restaurants during the quarter brought the total Pie Five restaurants open at the end of the quarter to 92.
"Sales trends continued to be very challenging in the first fiscal quarter for the Pie Five system while sales in the Pizza Inn system were comparatively stable, and these trends have continued so far in the current quarter," said Clinton Coleman, Interim Chief Executive Officer for Rave Restaurant Group, Inc.  "We are implementing several new service, product, and marketing initiatives to address these poor traffic trends at Pie Five, including the recent launch of online ordering."

First Quarter Fiscal 2017 Operating Results
Total revenues for the third quarter of fiscal 2017 and the comparable prior year quarter were $15.5 million and $14.5 million, respectively, an increase of 6.3% year over year.  Additional franchise development fees previously received from Pie Five franchisees have been deferred and will be recognized as future restaurants are opened.  Pizza Inn domestic comparable store retail sales increased 0.2% from the same period in the prior year.

For Pie Five, system-wide retail sales increased 35.5% for the first quarter of fiscal 2017 when compared to the same period in the prior year driven by a 57.9% increase in average units open, while system-wide average weekly sales decreased by 12.8%, year over year.  Comparable store retail sales decreased by 14.7% for the most recent fiscal quarter compared to the same period in the prior year.  The Pie Five comparable store retail sales were adversely impacted by restaurants recently entering the comparable store base having lower average sales than in prior years.   The Company believes that increased competition within the fast-casual segment and general industry softness contributed to weakened trends within the Pie Five system.
"At Pie Five we are focused on making it faster and more convenient for our customers to get a consistently great personalized pizza," said Coleman. "Meanwhile, I'm pleased that Pizza Inn is performing relatively well in a tough dine-in restaurant environment, and the performance of recent new and remodeled franchised restaurants indicates a potential for establishing a sustainable growth path for the brand."
Development Review
In the first quarter of fiscal 2017, six new franchised Pie Five restaurants were opened, while one franchised and one Company restaurants were closed, bringing the fiscal quarter-end total unit count to 92 restaurants.  The Company signed two new franchise development agreements with an existing franchisee for up to 16 additional Pie Five restaurants in Louisiana and Nevada.  The Company currently has franchise restaurant development commitments totaling up to an additional 363 Pie Five restaurants.
"We have an accelerated rate of franchised restaurant openings in the next six months, including stores in several new markets," said Coleman.

Conference Call
A conference call and audio webcast has been scheduled for 5:00 p.m. Central time today to discuss these results. Details of the conference call are as follows:
Date:	Wednesday, November 9, 2016
Time:	5:00 p.m. Central time
Dial-In #:	1-877-870-4263 U.S. & Canada
1-412-317-0790 International

Alternatively, the conference call will be webcast at www.raverg.com on the "Investor Relations" webpage. A web-based archive of the conference call will also be available at the above website.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in evaluating operating performance.  These non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.  Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, pre-opening expense, gain/loss on sale of assets, costs related to impairment, other lease charges, non-operating store costs and discontinued operations.  A reconciliation of Adjusted EBITDA to net income is included with the accompanying financial statements.
Note Regarding Forward Looking Statements
Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.
Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises more than 300 Pie Five Pizza Co. and Pizza Inn restaurants domestically and internationally. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. The Company's common stock is listed on the Nasdaq Capital Market under the symbol "RAVE". For more information, please visit www.raverg.com.

Contact:
Jami Zimmerman
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5132

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 25,	September 27,
	2016	2015

REVENUES:	$15,456	$14,536

COSTS AND EXPENSES:
Cost of sales	13,882	12,350
General and administrative expenses	1,903	1,569
Franchise expenses	852	859
Pre-opening expenses	19	432
Loss on sale of assets	43	-
Other lease charges	169	-
Bad debt	53	103
Interest expense	-	1
Total costs and expenses	16,921	15,314

LOSS FROM CONTINUING OPERATIONS BEFORE TAXES	(1,465)	(778)
Income tax expense (benefit)	14	(258)
LOSS FROM CONTINUING OPERATIONS	(1,479)	(520)

Loss from discontinued operations, net of taxes	(17)	(37)
NET LOSS	$(1,496)	$(557)

LOSS PER SHARE OF COMMON STOCK - BASIC:
Loss from continuing operations	$(0.14)	$(0.05)
Loss from discontinued operations	-	-
Net loss	$(0.14)	$(0.05)

LOSS PER SHARE OF COMMON STOCK - DILUTED:

Loss from continuing operations	$(0.14)	$(0.05)
Loss from discontinued operations	-	-
Net loss	$(0.14)	$(0.05)

Weighted average common shares outstanding - basic	10,469	10,342

Weighted average common and
potential dilutive common shares outstanding	10,569	10,954

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 25,	June 26,
ASSETS	2016 (unaudited)	2016

CURRENT ASSETS
Cash and cash equivalents	$285	1,104
Accounts receivable, less allowance for bad debts
accounts of $252 and $198, respectively	2,714	2,780
Notes receivable	143	167
Inventories	192	197
Income tax receivable	194	194
Prepaid expenses and other	471	430
Total current assets	3,999	4,872

LONG-TERM ASSETS
Property, plant and equipment, net	12,306	12,979
Long-term notes receivable	353	382
Deposits and other	279	272
Total assets	$16,937	$18,505

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$3,239	3,815
Accrued expenses	1,012	1,220
Deferred rent	152	160
Deferred revenues	258	304
Total current liabilities	4,661	5,499

LONG-TERM LIABILITIES
Deferred rent, net of current portion	1,564	1,710
Deferred revenues, net of current portion	1,475	1,440
Other long-term liabilities	479	453
Total liabilities	8,179	9,102

COMMITMENTS AND CONTINGENCIES (See Note 2)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 17,775,951 and 17,460,951 shares, respectively;
outstanding 10,656,551 and 10,341,551 shares, respectively	178	175
Additional paid-in capital	26,626	25,778
Retained earnings	6,590	8,086
Treasury stock at cost
7,119,400 shares	(24,636)	(24,636)
Total shareholders' equity	8,758	9,403
Total liabilities and shareholders' equity	$16,937	$18,505

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 25,	September 27,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,496)	$(557)
Adjustments to reconcile net loss to
cash provided by (used in) operating activities:
Depreciation and amortization	790	517
Stock compensation expense	45	45
Deferred income taxes	-	(281)
Loss on sale of assets	43	-
Provision for bad debt	53	103
Changes in operating assets and liabilities:
Notes and accounts receivable	66	258
Inventories	5	(33)
Accounts payable - trade	(577)	414
Accrued expenses	(182)	151
Deferred rent	(154)	-
Deferred revenue	(11)	116
Prepaid expenses and other	(50)	10
Cash (used in) provided by operating activities	(1,468)	743

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	5	-
Capital expenditures	(162)	(3,564)
Cash used in investing activities	(157)	(3,564)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	-	779
Proceeds from stock options	806	-
Cash provided by financing activities	806	779

Net decrease in cash and cash equivalents	(819)	(2,042)
Cash and cash equivalents, beginning of period	1,104	5,958
Cash and cash equivalents, end of period	$285	$3,916

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAYMENTS FOR:

Interest	$-	$1
Income taxes - net	$25	$5

RAVE RESTAURANT GROUP, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended
	September 25,	September 27,
	2016	2015
Net loss	$(1,496)	$(557)
Interest expense	-	1
Income Taxes	14	(258)
Income Taxes--Discontinued Operations	(9)	(19)
Depreciation and amortization	790	517
EBITDA	$(701)	$(316)
Stock compensation expense	45	45
Pre-opening costs	19	432
Loss on sale of assets	43	-
Impairment charges, non-operating store costs and discontinued operations	410	67
Adjusted EBITDA	$(184)	$228